PLAN OF DISTRIBUTION
PURSUANT TO RULE 12b-1
(Class A Shares, Class B Shares, Class C Shares)
(Reimbursement)
     WHEREAS, each registered investment company, (each a “Fund” and collectively the “Funds”), severally on behalf of each of its series of beneficial interest as set forth on Schedule A, as it may be supplemented from time to time, (each a “Portfolio”), engages or intends to engage in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”); and
     WHEREAS, each Fund desires to adopt a Plan of Distribution pursuant to Rule 12b-1 under the Act, and the Trustees have determined that there is a reasonable likelihood that adoption of the Plan of Distribution will benefit such Fund and its shareholders; and
     WHEREAS, each Fund and Invesco Aim Distributors, Inc. (the “Distributor”), have entered into a Distribution Agreement (the “Distribution Agreement”) pursuant to which the Fund employs the Distributor in such capacity during the continuous offering of shares of the Fund; and
     NOW, THEREFORE, each Fund hereby adopts, and the Distributor hereby agrees to the terms of, this Plan of Distribution (the “Plan”) in accordance with Rule 12b-1 under the Act on the following terms and conditions with respect to the applicable Class A, Class B and Class C shares of each Portfolio, as applicable and set forth on Schedule A:
     1. The Distributor hereby undertakes to bear directly all costs of rendering the services to be performed by it under this Plan and under the Distribution Agreement, except for those specific expenses that the Trustees determine to reimburse as hereinafter set forth.
     2. (a) Each Fund is hereby authorized to reimburse the Distributor for distribution-related expenses incurred by the Distributor or its affiliates or paid by the Distributor to other broker-dealers, financial institutions and financial intermediaries for distribution-related expenses pursuant to master related agreements between each Fund and the Distributor (or in the case of Class B shares pursuant to the Distribution Agreement) specifically on behalf of Class A, Class B and Class C shares of the Fund, including personal services to shareholders with respect to their holdings of Portfolio shares paid pursuant to a Shareholder Services Plan (collectively, the “Distribution Fee”). For each Fund, the amount of each monthly payment may in no event exceed an amount equal to a payment set forth below or such lesser amount as the Trustees shall determine from time to time for any Fund:
     Class A — the Distribution Fee shall not exceed on an annual basis the lesser of (i) 0.25% of the average daily net assets of Class A and (ii) the sum of Actual Distribution Expenses.
     Class B — the Distribution Fee shall not exceed on an annual basis the lesser of (i) 1.00% of the average daily net assets of Class B and (ii) the sum of Actual Distribution Expenses plus Unreimbursed Distribution Expenses.
     Class C — the Distribution Fee shall not exceed on an annual basis the lesser of (i) 1.00% of the average daily net assets of Class B and (ii) the sum of Actual Distribution Expenses plus Unreimbursed Distribution Expenses.

     The Trustees shall determine the particular expenses, and the portion thereof that may be borne by each Fund, and in making such determination shall consider the scope of the Distributor’s commitment to promoting the distribution of each Fund’s Class A, Class B and Class C shares directly or through its affiliates or other broker-dealers.
     (b) If, as of the end of any calendar year, the Actual Distribution Expenses, as defined in paragraph 5 hereof, incurred by the Distributor, its affiliates or paid by the Distributor to Financial Intermediaries on behalf of Class A or Class C shares, respectively, of each Fund (including accrued expenses and amounts reserved for incentive compensation and bonuses) are less than the amount of payments made by such Class pursuant to this Plan, the Distributor shall promptly make appropriate reimbursement to the appropriate Class. If, however, as of the end of any calendar year, the Actual Distribution Expenses (other than expenses representing a gross sale credit) of the Distributor, its affiliates and or paid by the Distributor to Financial Intermediaries, incurred on behalf of Class A or Class C Shares, of the Fund are greater than the amount of payments made by Class A or Class C shares of each Fund pursuant to this Plan, such Class will not reimburse the Distributor for such expenses through payments accrued pursuant to this Plan in the subsequent fiscal year. Expenses representing a gross sales credit may be reimbursed in the subsequent calendar year.
     3. Each Fund is hereby authorized to reimburse the Distributor for, or paid by the Distributor to Financial Intermediaries for, their (i) Actual Distribution Expenses incurred on behalf of Class B Shares of the Fund, and (ii) prior Unreimbursed Distribution Expenses, as defined in paragraph 5 hereof. The amount of each monthly payment may, in no event, exceed an amount equal to payment at the annual rate of 1.00% of the average daily net assets of Class B.
     4. The Distributor may direct that all or any part of the amounts receivable by it under this Plan be paid directly to its affiliates or Financial Intermediaries who provide distribution and shareholder services. All payments made hereunder pursuant to the Plan shall be in accordance with the terms and limitations of the Rules of the Financial Industry Regulatory Authority (“FINRA”).
     5. “Actual Distribution Expenses” are amounts spent by the Distributor or its affiliates or Financial Intermediaries on any activities or expenses related to the distribution of each Fund’s shares or services to shareholders, including, but not limited: to compensation to, and expenses of, financial advisers or other employees of the Distributor, its affiliates or Financial Intermediaries, overhead and other branch office distribution-related expenses and telephone expenses of persons who engage in or support distribution of shares or who provide personal services to shareholders; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials and, with respect to Class B, opportunity costs in incurring the foregoing expenses (which may be calculated as a carrying charge on the amount of Unreimbursed Distribution Expenses, as of the date of calculation.) The overhead and other branch office distribution-related expenses referred to in this paragraph 5 may include: (a) the expenses of operating the branch offices of the Distributor or Financial Intermediaries in connection with the sale of Fund shares, including lease costs, the salaries and employee benefits of operations and sales support personnel, utility costs, communications costs and the costs of stationery and supplies; (b) the costs of client sales seminars; (c) travel expenses of mutual fund sales coordinators to promote the sale of Fund shares; and (d) other expenses relating to branch promotion of Fund sales.
     “Unreimbursed Distribution Expenses” are an amount equal to the excess of Actual Distribution Expenses over the total of (i) payments received pursuant to the Plan, plus (ii) the proceeds of contingent deferred sales charges received. Unreimbursed Distribution Expenses may also include the unreimbursed distribution expenses of an investment company whose assets are acquired by the Fund in a tax free reorganization (“Acquired Company Expenses”).
     6. It is contemplated that, with respect to Class A shares, the entire fee set forth in paragraph 2(a) will be characterized as a service fee within the meaning of the FINRA guidelines and that, with respect to Class B and Class C shares, payments at the annual rate of 0.25% will be so characterized.
     7. For each Fund this Plan shall not take effect with respect to any particular Class until it has been approved, together with the Master Related Agreements, by votes of a majority of the Board of Trustees of each Fund and of the Trustees who are not “interested persons” of such Fund (as defined in the Act) and have no direct financial interest in the operation of this Plan or any agreements related to it (the “Rule 12b-1 Trustees”), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.
     8. Unless sooner terminated pursuant to paragraph 10, this Plan shall continue in effect with the respect to each Class until June 30, 2010, and from year to year thereafter, provided such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 7 hereof.
     9. The Distributor shall provide to the Trustees of the Fund and the Trustees shall review, at least quarterly, for each Fund a written report of the amounts so expended and the purposes for which such expenditures were made. In this regard, the Trustees shall request the Distributor to specify such items of expenses as the Trustees deem appropriate. The Trustees shall consider such items as they deem relevant in making the determinations required by paragraph 8 hereof.
     10. For each Fund this Plan may be terminated at any time with respect to a Portfolio or a Class by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding voting securities of the Fund. The Plan may remain in effect with the respect to a particular Portfolio or Class even if the Plan has been terminated in accordance with this paragraph 10 with respect to any other Portfolio or Class. In the event of any such termination or in the event of nonrenewal, the Fund shall have no obligation to pay Unreimbursed Distribution Expenses which have been incurred by the Distributor, its affiliates or Financial Intermediaries. However, with respect to Class B, this shall not preclude consideration by the Trustees of the manner in which such Unreimbursed Distribution Expenses shall be treated.
     11. For each Fund this Plan may not be amended with respect to any Class to increase materially the amount each Class may spend for distribution provided in paragraphs 2 and 3 hereof unless such amendment is approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of that Class, and no material amendment to the Plan shall be made unless approved in the manner provided for approval in paragraph 7 hereof. Class B shares will have the right to vote on any material increase in the fee set forth in paragraph 2(a) above affecting Class A shares.

     12. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Funds shall be committed to the discretion of the Trustees who are not interested persons.
     13. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of the Plan are not binding upon any of the shareholders of the Fund or any Portfolio individually, but are binding only upon the assets and property of the Fund or such Portfolio and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.
     IN WITNESS WHEREOF, the Funds and the Distributor have executed this Plan of Distribution as of the day and year set forth below.
Dated:

Attest:	On behalf of each Fund as set forth on Schedule A

By:

Attest:	INVESCO AIM DISTRIBUTORS, INC.

By:

SCHEDULE A
PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1
AIM COUNSELOR SERIES TRUST

Funds	Shares
Invesco Balanced Fund	Class A Shares
Class B Shares
Class C Shares
Invesco California Tax-Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Dividend Growth Securities Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Equally-Weighted S&P 500 Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Large Cap Relative Value Fund	Class A Shares
Class B Shares
Class C Shares
Invesco New York Tax-Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco S&P 500 Index Fund	Class A Shares
Class B Shares
Class C Shares
AIM GROWTH SERIES

Funds	Shares
Invesco Convertible Securities	Class A Shares
Class B Shares
Class C Shares
AIM INVESTMENT FUNDS

Funds	Shares
Invesco Alternative Opportunities Fund	Class A Shares
Class C Shares
Invesco Commodities Alpha Fund	Class A Shares
Class B Shares
Class C Shares
Invesco FX Alpha Plus Strategy Fund	Class A Shares
Class C Shares
Invesco FX Alpha Strategy Fund	Class A Shares
Class C Shares
Invesco Global Advantage Fund	Class A Shares
Class B Shares
Class C Shares

Funds	Shares
Invesco Global Dividend Growth Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Health Sciences Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Natural Resources Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Pacific Growth Fund	Class A Shares
Class B Shares
Class C Shares
AIM INVESTMENT SECURITIES FUNDS

Funds	Shares
Invesco High Yield Securities Fund	Class A Shares
Class B Shares
Class C Shares
AIM SECTOR FUNDS

Funds	Shares
Invesco Mid-Cap Value Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Small-Mid Special Value Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Special Value Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Technology Sector Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Vaue Fund	Class A Shares
Class B Shares
Class C Shares
AIM TAX-EXEMPT FUNDS

Funds	Shares
Invesco Tax-Exempt Securities Fund	Class A Shares
Class B Shares
Class C Shares